EXECUTION COPY









                           SOS STAFFING SERVICES, INC.









                   AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT
                   ------------------------------------------




                           DATED AS OF MARCH 31, 2003










            $5,000,000 SENIOR NOTES, SERIES A, DUE SEPTEMBER 1, 2003 $30,000,000 SENIOR NOTES, SERIES B, DUE SEPTEMBER 1, 2008

                           SOS STAFFING SERVICES, INC.

            $5,000,000 SENIOR NOTES, SERIES A, DUE SEPTEMBER 1, 2003 $30,000,000 SENIOR NOTES, SERIES B, DUE SEPTEMBER 1, 2008

                   AMENDMENT NO. 4 TO NOTE PURCHASE AGREEMENT


As of March 31, 2003

To Each of the Holders of the Existing Notes (As Hereinafter Defined) Listed on the Signature Pages Attached Hereto:

Ladies and Gentlemen:

         SOS STAFFING SERVICES, INC., a Utah corporation (together with its successors and assigns, the "Company"), agrees with the holders of the Existing Notes (collectively, together with their successors and assigns, the "Holders") as follows:

1.       PRIOR ISSUANCE OF NOTES.

         The Company has entered into those certain Note Purchase Agreements, each dated as of September 1, 1998 (collectively, as amended by that certain Amendment to Note Purchase Agreement, dated as of January 11, 2001, as further amended by that certain Amendment No. 2 to Note Purchase Agreement, dated as of July 30, 2001, as further amended by that certain letter agreement, dated as of November 13, 2001, as further amended by that certain Amendment No. 3 to Note Purchase Agreement, dated as of April 15, 2002 and as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 4 to Note Purchase Agreement (this "Amendment No. 4"), the "Existing Note Agreement" and, as amended pursuant to this Amendment No. 4 and as may be further amended, restated or otherwise modified from time to time, the "Amended Note Agreement") whereby $5,000,000 aggregate principal amount of Senior Notes, Series A, due September 1, 2003 and $30,000,000 aggregate principal amount of Senior Notes, Series B, due September 1, 2008 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 4, the "Existing Notes") of the Company have been issued to Holders and are currently outstanding. The Existing Notes, as amended pursuant to this Amendment No. 4 and as may be further amended, restated or otherwise modified from time to time are referred to herein as the "Notes."

2.       DEFINED TERMS.

         Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Agreement.

3.       REQUEST FOR CONSENT TO AMENDMENTS.

3.1.     Amendments.

         The Company requests that the Holders consent to the Amendments (as such terms are hereinafter defined) to the Existing Note Agreement and the Existing Notes as provided herein.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         To induce the Holders to enter into this Amendment No. 4 and to consent to the Amendments, the Company represents and warrants as follows:

4.1.     Organization and Existence.

         The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to execute and deliver this Amendment No. 4 and to perform its obligations under this Amendment No. 4, the Amended Note Agreement and the Notes.

4.2.     Actions Pending.

         Except as disclosed on Schedule 4.2 hereto, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.3.              Financing Documents Authorized; Obligations Enforceable.

(a) Financing Documents are Legal and Authorized. The execution and delivery by the Company of this Amendment No. 4, and compliance by the Company with all of the provisions of this Amendment No. 4, the Amended Note Agreement and the Notes, are within the corporate powers of the Company.

(b) Company Obligations are Enforceable. The Company has duly authorized this Amendment No. 4 by all necessary action on its part. This Amendment No. 4 has been executed and delivered by one or more duly authorized officer of the Company, and each of this Amendment No. 4, the Amended Note Agreement and the Notes constitutes, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

(i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

(ii)              subject to the availability of equitable remedies.

4.4.     No Conflicts.

         Neither the execution nor delivery of this Amendment No. 4, nor fulfillment of nor compliance with the terms and provisions of this Amendment No. 4, the Amended Note Agreement and the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except Liens permitted by Section 10.3 of the Existing Note Agreement) upon any of the Properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

4.5.     Governmental Consent.

         Neither the execution and delivery of this Amendment No. 4, nor the performance by the Company of its obligations under this Amendment No. 4, the Amended Note Agreement and the Notes, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body on the part of the Company in connection with the execution and delivery of this Amendment No. 4 or fulfillment of or compliance with the terms and provisions of this Amendment No. 4, the Amended Note Agreement or of the Notes.

4.6.     Full Disclosure.

         This Amendment No. 4 and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection with the proposal and negotiation of the Amendments, including, without limitation, all information provided pursuant to Section 7.1 of the Existing Note Agreement, taken as a whole, did not contain, as of its respective date of delivery, or now does not contain, any untrue statement of a material fact as of any such date or omitted or now omits to state any material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to the Holders in writing that has had or, so far as it can now reasonable foresee, could reasonably be expected to have a Material Adverse Effect.

4.7.     No Defaults.

         No event has occurred and no condition exists that, upon the execution and delivery of this Amendment No. 4 and the effectiveness of the Amendments would constitute a Default or an Event of Default.

5.       AMENDMENTS.

5.1.     Amendments to Existing Note Agreement and Existing Notes.

         Subject to Section 5.2, (a) the Existing Note Agreement is hereby amended as of March 31, 2003 in the manner specified in Part 1 of Exhibit A to this Amendment No. 4 and (b) the Existing Notes are hereby amended in the manner specified in Part 2 of Exhibit A to this Amendment No. 4 (the foregoing referred to herein as the "Amendments").

5.2.     Effectiveness of Amendments.

         The Amendments of the Existing Note Agreement and the Existing Notes contemplated by Section 5.1 and Exhibit A shall become effective only upon the satisfaction in full, on or prior to March 31, 2003, of the following conditions precedent (which date shall be referred to as the "Amendment No. 4 Effective Date"):

                  (a) the Company and the Holders shall have executed and delivered a counterpart of this Amendment No. 4;

                  (b) the representations and warranties set forth in Section 4 shall be true and correct as of the Amendment No. 4 Effective Date;

                  (c) an amendment of the Intercreditor Agreement in form and substance acceptable to the Holders shall have been executed and delivered by all parties thereto and that all conditions precedent to the effectiveness of such amendment will be satisfied;

                  (d) each Guarantor shall have executed and delivered the Guarantor Consent in respect of its obligations under the Subsidiary Guaranty and the other Financing Documents substantially in the form attached hereto as Exhibit B;

                  (e) the Company shall have authorized, by all necessary corporate approval, the execution and delivery of this Amendment No. 4 and the performance of all obligations of, and the satisfaction of all closing conditions set forth in this Section and the consummation of all transactions contemplated by this Amendment No. 4 by, the Company;

                  (f) the Company shall have paid the fees and expenses of the Holders' special counsel as provided in Section 7; and

(g) all proceedings taken in connection with this Amendment No. 4 and all documents and papers relating thereto shall be satisfactory to the Holders and the Holders' special counsel, and the Holders and the Holders' special counsel shall have received copies of such documents and papers as the Holders or the Holders' special counsel may reasonably request in connection herewith, including any legal opinions of counsel to the Company in respect of the transactions contemplated hereunder.

6.       Waiver.

         Effective as of the Amendment No. 4 Effective Date the Holders hereby waive the Event of Default existing under the Existing Note Agreement by virtue of the Company's failure to comply with the requirements of Section 10.7 of the Existing Note Agreement at and as of February 28, 2003. The Company acknowledges and agrees that such waiver is given on a one time basis and that nothing contained herein shall in any manner or to any extent constitute any agreement of the Holders: (a) to waive any other Default or Event of Default existing at the date hereof, whether of not the Holders knew or should have known of the existence of such Default or Event of Default, or (b) to waive any Default or Event of Default occurring following the execution and delivery of this Amendment No. 4, whether under sections referred to above or otherwise.

7.       EXPENSES.

         Whether or not the Amendments become effective, the Company will on the Amendment No. 4 Effective Date (or if an invoice is delivered subsequent to the Amendment No. 4 Effective Date or if the Amendments do not become effective, promptly and in any event within 10 days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment No. 4, including, but not limited to, (a) the cost of reproducing this Amendment No. 4, any Financing Documents and any other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Holders' special counsel (namely, Bingham McCutchen LLP, or its successors or assigns) incurred in connection with the preparation, negotiation and delivery of the Financing Documents. Nothing in this Section 6 shall limit the Company's obligations under
Section 15 of the Amended Note Agreement.

8.       FEES.

         Should the  Company  fail to secure by July 31,  2003,  as  required by
Section 9.8 of the Amended Note Agreement, a firm commitment or signed letter of intent to consummate the Recapitalization Transaction in form and substance acceptable to the Required Holders, the Company shall pay, on or before such date a $250,000 fee (the "Recapitalization Fee") to the Collateral Agent for distribution to the Noteholders and the Lenders (collectively, the Noteholders and the Lenders are referred to as the "Senior Holders") in accordance with
Section 4(j) of the Intercreditor Agreement. The failure by the Company to pay the Recapitalization Fee to the Collateral Agent shall constitute an Event of Default under the Amended Note Agreement, but the failure to secure the firm commitment or signed letter of intent contemplated by Section 9.8 shall not constitute an Event of Default.

9.       ReLease.

         The Company hereby expressly waives, releases and absolutely and forever discharges the Holders and their respective shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that any of such Persons may now have, or have had prior to the date hereof arising out of or relating to the Amended Note Agreement and the Notes, the transactions contemplated thereby and any action or inaction of any of the above-named Persons with respect thereto.

10.      MISCELLANEOUS.

10.1.    Part of Existing Note Agreement, Future References, etc.

         Except as expressly amended by this Amendment No. 4, all terms, conditions and covenants contained in the Existing Note Agreement and the Existing Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 4 may refer to the Existing Note Agreement and the Existing Notes without making specific reference to this Amendment No. 4, but nevertheless all such references shall include this Amendment No. 4 unless the context otherwise requires.

10.2.    Counterparts; Effectiveness.

         This Amendment No. 4 may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment No. 4.

10.3.    Successors and Assigns.

         All covenants and other agreements in this Amendment No. 4 by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee of any Note) whether so expressed or not.

10.4.    New Notes.

         The Company hereby covenants and agrees that upon the request of any Holder and the surrender of such Holder's Notes in the manner described in
Section 13.2 of the Amended Note Agreement, the Company shall issue, at the Company's expense, to such Holder new Notes in the manner provided therein to reflect the amendments identified herein to the Existing Notes.

10.5.    Governing Law.

         THIS AMENDMENT NO. 4 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.


   [Remainder of page intentionally left blank. Next page is signature page.]

[Signature page to Amendment No. 4 to Note Purchase Agreement]
BUSDOCS:1191859.9
         If the Holders are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Amendment No. 4 and return it to the Company, whereupon the foregoing shall become a binding agreement between the Holders and the Company.


                          Very truly yours,

                          SOS STAFFING SERVICES, INC.


                          By:_________________________
                                      Name:
                                     Title:




The foregoing Amendment No. 4 is hereby
accepted as of the date first above written.

[HOLDERS]


 By:_________________________
 Name:
 Title:

                                                                       EXHIBIT A
                                                                          PART 1

                      AMENDMENTS TO EXISTING NOTE AGREEMENT


1. Each reference in the Existing Note Agreement and each other Financing Document to "September 1, 2003" with respect to the date upon which the Series A Notes become due and payable, is hereby deleted and there is substituted therefor "April 30, 2004."

2. After giving effect to the Amendment provided for in paragraph 1 of this Part 1 of Exhibit A and the Amendment pursuant to Part 2 of this Exhibit A, the Series A Notes that are currently outstanding shall become due and payable as specified in paragraph 1 of this Exhibit A, without any need to surrender or exchange such Series A Notes for new Series A Notes reflecting the Amendments contemplated by Amendment No. 4; provided, however, that (a) any Series A Notes, issued after the Amendment No. 4 Effective Date shall be in the form of Exhibit 1.1(a) attached hereto.

3.       Section 8.1 of the Existing Note Agreement is amended  deleting  clause
         (a) thereof and substituting the following in lieu thereof:

                  "(a) Scheduled Prepayments. On April 30, 2004, the Company will pay all of the principal amount of the Series A Notes remaining outstanding on such date, if any. On April 30, 2004, the Company will pay $6,039,342.87 of the principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium. On September 1, 2004 and on each September 1 thereafter to and including September 1, 2008 the Company will pay $4,285,714.29 of the principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium. The Company will pay all of the principal amount of the Series B Notes remaining outstanding, if any, on September 1, 2008. Upon any partial prepayment of any series of the Notes pursuant to
         Section 8.1(b), Section 8.1(c), Section 8.1(d), Section 8.1(e), Section 8.1(f), Section 8.1(g), Section 8.1(h) or Section 8.2 or purchase of any series of the Notes permitted by Section 8.5 the principal amount of each required prepayment of any series of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be applied to the then remaining required principal payments in the inverse order of their maturities."

4.       Section 8.1 of the Existing Note Agreement is amended  deleting  clause
         (e) thereof and substituting the following in lieu thereof:

                  "(e) Restructuring Payments. On each September 1, 2003, October 1, 2003, November 1, 2003 and December 1, 2003, the Company will pay $343,500 of the principal amount of the Notes, to be applied pro rata among all Notes then outstanding, without regard to Series, at par and without payment of the Make-Whole Amount or any premium."

5.       Section 8.1 of the Existing Note Agreement is amended  deleting  clause
         (f) thereof and substituting the following in lieu thereof:

                  "(f) Tax Refunds or Repayments. Upon receipt by the Company or any of its Subsidiaries of any federal, state, or local tax refund or repayment, there shall become due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of such tax refund or repayment (provided, however, that notwithstanding the foregoing, upon receipt by the Company of the Federal Net Loss Carry Back Refund, and if, but only if, there has not occurred and is continuing a Default or an Event of Default, the Company shall be permitted (i) to retain and pledge an amount not to exceed $2,000,000 as cash collateral to the issuer of a letter of credit issued in favor of the Company's workman's compensation insurance provider as collateral for the Company's workers' compensation insurance coverage for the fiscal year 2003; provided that such amount pledged as cash collateral shall be equal to the maximum drawing amount under such letter of credit and; provided further that if the cash collateral referred to in this Section 8.1(f) is released by the Banks (as such term is defined in the Intercreditor Agreement), either in whole or in part, the Company shall pay to or cause to be paid to the Collateral Agent for distribution pursuant to the terms of the Intercreditor Agreement all such cash collateral so released, and (ii) to retain and utilize for working capital purposes an amount of the Federal Net Loss Carry Back Refund not to exceed $1,800,000), together with interest accrued with respect of such principal amount. Any required prepayment pursuant to this clause (f) shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement. The principal amount of any prepayment pursuant to this clause (f) shall be allocated as provided in Section 8.3."

6. Section 8 of the Existing Note Agreement is hereby amended to add the following new Section 8.8 immediately following the existing Section
         8.7 thereof:

                  "Section 8.8. Quarterly Fee. The Company hereby agrees to pay to the Collateral Agent for distribution to the holders of the Notes pursuant to Section 4(j) of the Intercreditor Agreement, commencing on the date of issuance of the Overline Letter of Credit (as such term defined in the Existing Bank Credit Facility in effect on the date hereof) and on each January 1, April 1, July 1 and October 1 of each year that the Overline Letter of Credit is outstanding, a fee in the amount equal to the Overline L/C Percentage (as such term defined in the Existing Bank Credit Facility in effect on the date hereof) on the date of the payment thereof multiplied by the stated amount of all Outstanding Letters of Credit (as such term defined in the Existing Bank Credit Facility in effect on the date hereof) on such date.

7. Section 9.8 of the Existing Note Agreement is hereby amended by deleting the second sentence thereof and substituting the following therefor:

                  "The Company shall cause an offering memorandum for the Recapitalization Transaction to be prepared and distributed no later than April 30, 2003. The Company shall use its best efforts to obtain a firm commitment or signed letter of intent to consummate the
         Recapitalization Transaction of form and substance reasonably satisfactory to the Required Holders no later than July 31, 2003."

8. Section 10.4 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 10.4. Limitation on Total Indebtedness. The Company will not, as of the last day of each fiscal quarter of the Company, permit the ratio of Consolidated Total Debt at such time to Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date, to exceed:

      For Fiscal Quarters Ending:                   Maximum Permitted Ratio
      ---------------------------                   -----------------------

      March 2003                                             7.95:1.00
      June 2003                                              8.60:1.00
      September 2003                                         8.35:1.00
      December 2003                                          7.35:1.00
      March 2004                                             7.05:1.00
      June 2004                                              6.60:1.00
      September 2004                                         5.30:1.00
      December  2004 and for all  fiscal  quarters           4.40:1.00"
      ending thereafter

9. Section 10.7 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 10.7. Cumulative EBITDA. The Company will not, determined as of the last day of each fiscal month of the Company, permit the Consolidated EBITDA for the period of 12 consecutive months then ending (provided, however, that with respect to each month ended on or before December 31, 2003, such trailing period will be limited to year-to-date 2003) to be less than the amount specified opposite such month below:

      For Fiscal Month:                             Minimum EBITDA
      -----------------                             --------------

      March 2003                                    $   20,000
      April 2003                                    $  215,000
      May 2003                                      $  550,000
      June 2003                                     $1,115,000
      July 2003                                     $1,575,000
      August 2003                                   $2,235,000
      September 2003                                $2,955,000
      October 2003                                  $3,570,000
      November 2003                                 $4,120,000
      December 2003                                 $4,345,000
      January 2004                                  $4,350,000
      February 2004                                 $4,420,000
      March 2004                                    $4,580,000
      April 2004                                    $4,750,000
      May 2004                                      $4,940,000
      June 2004                                     $5,185,000
      July 2004                                     $5,430,000
      August 2004                                   $5,715,000
      September 2004                                $6,050,000
      October 2004                                  $6,345,000
      November 2004                                 $6,625,000
      December 2004                                 $6,850,000
      For all fiscal months thereafter              $6,850,000"

10. Section 10.8 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 10.8. Fixed Charge Coverage Ratio. The Company will not, determined as of the last day of each fiscal quarter of the Company, permit the ratio of Consolidated Earnings Available for Fixed Charges for the four consecutive fiscal quarter period ending on such date to Consolidated Fixed Charges for such period, to be less than:


      For Fiscal Quarters Ending:                   Minimum Required Ratio
      ---------------------------                   ----------------------

      March 2003                                             1.20:1.00
      June 2003                                              1.20:1.00
      September 2003                                         1.00:1.00
      December 2003                                          1.05:1.00
      March 2004                                             1.10:1.00
      June 2004                                              1.20:1.00
      September 2004                                         1.60:1.00
      December  2004 and for all  fiscal  quarters           1.80:1.00"
      ending thereafter

11. Section 10.12 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 10.12. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio determined as of the last day of each fiscal quarter of the Company to be less than:

      For Fiscal Quarters Ending:                   Minimum Required Ratio
      ---------------------------                   ----------------------

      March 2003                                             1.40:1.00
      June 2003                                              1.40:1.00
      September 2002                                         1.15:1.00
      December 2003                                          1.20:1.00
      March 2004                                             1.30:1.00
      June 2004                                              1.50:1.00
      September 2004                                         2.25:1.00
      December  2004 and for all  fiscal  quarters           2.60:1.00"
      ending thereafter

12. The following definitions in Schedule B of the Existing Note Purchase Agreement are amended and restated in their entirety as follows:

           ""Federal Net Loss Carry Back Refund" means the federal net loss carry back tax refund that the Company expects to receive during 2003 in respect of the Company's 1996 and 1997 fiscal year tax payment.

           "Interest Expense" for any period shall mean interest expense of the Company and its Subsidiaries for such period, as defined according to GAAP; provided, however, that Interest Expense shall not include the Supplemental Note Fee, the Restructuring Fee (as such term defined in Amendment No. 4 to Note Purchase Agreement dated as of March 31, 2003 between the Holders and the Company) or the Supplemental Facility Fee (as such term is defined in the Fifth Amendment to Amended and Restated Credit Agreement dated as of April 15, 2002 between the Company and Banks (as such term is defined in the Intercreditor Agreement)) until such time as the Supplemental Note Fee, the Restructuring Fee or the Supplemental Facility Fee, as the case may be, is paid in cash."

13. The following definitions in Schedule B of the Existing Note Agreement are hereby deleted in their entirety:

           ""September 2002 Payment"

           "December 2002 Payment""

14. The Existing Note Agreement is amended by deleting therefrom the current forms of Exhibit 1.1(a) thereto and replacing them with Exhibit 1.1(a) attached hereto.

                                                                       EXHIBIT A
                                                                          PART 2

                               AMENDMENTS TO NOTES


1. The Series A Notes outstanding on the Amendment No. 4 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit 1.1(a) attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any Series A Note issued on or after the Amendment No. 4 Effective Date shall be in the form of Exhibit 1.1(a) attached hereto.

                                                                  EXHIBIT 1.1(a)

                             [FORM OF SERIES A NOTE]


                           SOS STAFFING SERVICES, INC.

                    SENIOR NOTE, SERIES A, DUE APRIL 30, 2004


No.[__]                                                                  [Date]
$[________]                                                     PPN: [________]

         FOR VALUE RECEIVED, the undersigned, SOS STAFFING SERVICES, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [_______________], or registered assigns, the principal sum of [___________________] DOLLARS ($[_________]) on April 30, 2004, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (1) 6.72% per annum from the date thereof to but excluding June 30, 2001, (2) 8.72% per annum on and from June 30, 2001, (3) 9.22% per annum on and from April 1, 2002 and (4) 9.72% per annum on and from July 1, 2003 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), such interest payable (i) prior to and including March 1, 2002, semiannually, on the 1st day of March and September in each year, commencing with March 1, 1999 and (ii) at all times after March 1, 2002, monthly on the first day of each month, commencing April 1, 2002, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the interest rate in effect pursuant to clause (a) at such time or (ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago, Illinois as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place designated in Section 14 of the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated September 1, 1998 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in
Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise. The Note is subject to prepayment.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.


                                          SOS STAFFING SERVICES, INC.


                                          By: ___________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT B

                           [FORM OF GUARANTOR CONSENT]


Dated:  As of [_____]


         Reference is made to those certain Note Purchase Agreements, dated as of September 1, 1998 (as in effect immediately prior to giving effect to the amendments provided for in Amendment No. 4 (defined below), collectively, the "Existing Note Agreement"), between SOS STAFFING SERVICES, INC., a Utah corporation (the "Company"), and each of the purchasers of Notes identified therein (the "Holders") whereby $5,000,000 aggregate principal amount of Senior Notes, Series A, due April 30, 2004 and $30,000,000 aggregate principal amount of Senior Notes, Series B, due September 1, 2008 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 4, the "Existing Notes") of the Company have been issued to Holders and are currently outstanding. The Existing Note Agreement and the Existing Notes are being amended pursuant to the Amendment No. 4 to Note
Purchase Agreement, dated as of March 31, 2003, among the Company and the Holders (the "Amendment No. 4"). The Existing Note Agreement as amended by Amendment No. 4 and as may be further amended, restated or otherwise modified from time to time is herein called the "Note Agreement". Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Amendment No. 4.

         Each of the undersigned guarantors (each, a "Guarantor") is a party to the Subsidiary Guaranty (the "Guaranty") and certain other Financing Documents, in each case, entered into in connection with the Existing Note Agreement and the Existing Notes. Each Guarantor hereby consents to the execution and delivery by the Company of the Amendment No. 4 and the Amendments specified therein and acknowledges and affirms all of its obligations under the terms of the Guaranty and each other Financing Document to which it is a party.


   [Remainder of page intentionally left blank. Next page is signature page.]

         IN WITNESS WHEREOF, each Guarantor has caused this Guarantor Consent to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.


                                    INTELIANT CORPORATION


                                    By:  _________________________
                                    Name:
                                    Title:

                                    ServCom Staff Management, Inc.


                                    By:  _________________________
                                    Name:
                                    Title:

                                    SOS Collection Services, Inc.


                                    By:  _________________________
                                    Name:
                                    Title:

                                    DEVON & DEVON PERSONNEL SERVICES, INC.


                                    By:  _________________________
                                    Name:
                                    Title:

                                  SCHEDULE 4.2

                                   LITIGATION


         On April 11, 2001, Royalty Carpet Mills, Inc. ("Royalty") filed a complaint against Inteliant for breach of contract for services to be provided by Inteliant and for professional negligence (the "Complaint") in the state of California. The Complaint requests unspecified damages, consequential damages, and attorneys' fees and costs. To date, Royalty has not quantified the precise amount of damages it is seeking from Inteliant, but has informed Inteliant that it will be seeking damages of approximately $1.9 million. Inteliant denies the allegations set forth in the Complaint and is seeking to recover in excess of $150,000 that Inteliant claims Royalty owes to Inteliant. The case is proceeding with discovery, with the trial currently set to commence in August 2002.

         Inteliant believes that it is insured against any potential liability for the claims filed by Royalty under its general liability coverage and has tendered defense of Royalty's lawsuit to its insurance carrier. While its insurance carrier has reserved its right to assert certain policy exclusions against Inteliant, which the insurance carrier contends exclude claims based upon (i) an express or implied warranty or guarantee, (ii) breach of contract with respect to any agreement to perform work for a specified fee, and (iii) claims for bodily injury or property damage, Inteliant presently believes that the claims asserted by Royalty against Inteliant are not only without merit, but that any judgment that potentially might be entered against Inteliant is covered in whole or in substantial part by its policy with the insurance carrier.

         There is no other pending litigation that the Company currently anticipates will have a material adverse effect on the Company's financial condition or results of operations.